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                                                                   EXHIBIT 10.27

                              CONSULTING AGREEMENT

This Agreement is entered into as of this 10th day of June, 1998, between ADIS International Ltd ("ADIS"), a New Zealand corporation, with offices located at 41 Centorian Drive, Mairangi Bay Auckland New Zealand and MPOWER Solutions Incorporated, Suite 540, 8400 South Fiddlers Green, Englewood, CO. 80111. ("Consultant").

1. Independent Consultant. Subject to the terms and conditions of this Agreement ADIS hereby engages Consultant as an independent consultant to perform the services set forth herein, and Consultant hereby accepts such engagement.

2. Duties, Term, and Compensation. The duties, term of engagement, and compensation of Consultant are as described in Exhibit A hereof, which may be amended in writing from time to time, and which is hereby incorporated by reference.

3. Written Reports. The full results of Consultant's services shall be submitted to ADIS in a confidential written report at such time and in such form, setting forth such information and data as is reasonably requested by ADIS.

4. Inventions. Any and all inventions, discoveries, development improvements, and innovations including the programming code conceived by Consultant during this engagement relative to the duties under this Agreement shall be the exclusive property of ADIS; and Consultant hereby assigns all right, title, and interest in the same to ADIS. Any and all inventions, discoveries, developments, and innovations conceived by the Consultant prior to the term of this Agreement and utilized by the Consultant in rendering Consultant's duties to ADIS are hereby licensed to ADIS for use in its operations and for a perpetual duration. This license is nonexclusive, and may be assigned by ADIS only to a wholly-owned subsidiary of ADIS.

5. Confidentiality. Consultant acknowledges that during Consultant's engagement Consultant shall have access to and become acquainted with various trade secrets, inventions, innovations, processes, compilations of information, records, and specifications owned or licensed by ADIS and/or used by ADIS in connection with the operation of its business including, without limitation, ADIS's business and product processes, methods, customer lists, accounts, procedures, and source material. Consultant agrees not to disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of his/her engagement with ADIS. All files, records, documents, specifications, information, letters, notes, notebooks, and similar items relating to the business of ADIS whether prepared by Consultant or otherwise coming into Consultant's possession shall remain the exclusive property of ADIS. Consultant shall not make or retain any copies of the foregoing. Upon the expiration or earlier termination of this Agreement, or whenever requested by ADIS, Consultant shall immediately deliver to ADIS all such files, records, documents, specifications, information, and other items in Consultant's possession or under Consultant's control. Consultant further agrees not to disclose Consultant's retention as an independent consultant or the terms of this Agreement to any person without the prior written consent of ADIS and shall at all times preserve the confidential nature of Consultant's relationship to ADIS and of Consultant's service hereunder.

        ADIS acknowledges that during Consultant's engagement ADIS may have access to and become acquainted with various trade secrets, inventions, processes, and innovations owned or licensed by Consultant. Subject to the following conditions having been met, ADIS agrees not to disclose any of the aforesaid, directly or indirectly, or use them in any manner, either during the term of this Agreement or at any time thereafter, except for purposes of carrying out the provisions of this Agreement:



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        1.      Consultant shall identify in a reasonably detailed writing the nature of the confidential information proposed to be disclosed to ADIS; and

        2. ADIS shall also mutually agree in writing that any proposed confidential information shall be treated as confidential, which agreement shah not be unreasonably denied; and

        3. Any disclosure of Consultant's confidential information shall not be construed as to place any restriction or limitation whatsoever on ADIS's use of the deliverables as are specified within Exhibit A, attached hereto.

        Neither party shall have any obligation with respect to any item of confidential information: (1) known prior to the receipt from the disclosing party as evidenced by written records; (2) which is or becomes known publicly through no fault of the receiving party and without breach of this agreement;
(3) which is independently developed by either party; or (4) which otherwise becomes available to the receiving party through legal sources. The receiving party may produce or disclose the disclosing party's confidential information pursuant to, and to the extent required by applicable law, regulation or court order, provided that the receiving party has notified the disclosing party prior to such required disclosure and has given the disclosing party an opportunity to contest such required disclosure and to obtain a protective order.

6. Conflict of Interest. Consultant represents that Consultant is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between Consultant and any third party. Further, Consultant, in rendering duties, shah not utilize any invention, discovery, development, improvement, innovation, or trade secret in which Consultant does not have a proprietary interest.

        During the term of this Agreement, Consultant shall devote as much time, energy and abilities to the performance of the duties hereunder as is necessary to perform such duties in a timely and productive manner.

        For a period of eighteen months following any termination, Consultant shah not, directly or indirectly, hire, solicit, or encourage to leave the employment of ADIS, any employee or consultant of ADIS or hire any such employee or consultant who has left ADIS's employment or consultation within one year of such employment or consultation.

7. Right to Injunction. The parties hereto acknowledge that the services to be rendered by Consultant under this Agreement and the rights and privileges granted to ADIS under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by Consultant of any of the provisions of this Agreement will cause ADIS irreparable injury and damage. Consultant expressly agrees that ADIS shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by Consultant. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which ADIS may have for damages or otherwise. The various rights and remedies of ADIS under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive of any other or of any right or remedy allowed by law.

8. Merger. This Agreement shall not be terminated by the merger or consolidation of ADIS into or with any other entity.

9. Termination. ADIS may terminate this Agreement at anytime by 30 days written notice to Consultant. In addition, if Consultant is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of ADIS, is guilty of serious misconduct in



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connection with performance hereunder, or materially breaches provisions of the
Agreement, ADIS at any time may terminate this Agreement upon prior written notice to Consultant.

10. Independent Contractor. This Agreement shall not constitute Consultant as employee, partner, agent of, or joint venturer with ADIS for any purpose. Consultant is and will remain, as far as the relationship with ADIS is concerned, an independent contractor. ADIS shall not be responsible for withholding taxes with respect to Consultant's compensation hereunder. Consultant shall have no claim against ADIS hereunder or otherwise for vacation pay, sick leave, retirement, benefits, social security, workmen's compensation, disability, or unemployment insurance benefits or employee benefits of any kind.

11. Successors and Assigns. All of the provisions of this Agreement shah be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

12. Choice of Law. The laws of the State of Colorado shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

13. Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled by arbitration in Chicago in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

14. Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

15. Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

16. Assignment. Consultant shall not assign any of the rights under this Agreement, or delegate the performance of any of the duties hereunder, without the prior written consent of ADIS.

17. Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing an shah be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

        If to Consultant:    MPOWER Solutions Inc
                             Suite 540
                             6400 South Fiddlers Green
                             Englewood
                             CO. 80111
                             Attn: Lorine Sweeney

        If to ADIS:          ADIS Incorporated
                             41 Centorian Drive
                             Mairangi Bay
                             Auckland
                             New Zealand
                             Attn: John Henderson, Director
                                   Healthcare Information Systems



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        Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

18. Modification or Amendment. No amendment, change, or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

19. Entire Understanding. This document and the Exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

20. Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.


ADIS International Ltd.                 MPOWER Solutions Inc.

By: /s/ JOHN HENDERSON                  By: /s/ LORINE SWEENEY
   --------------------------------        -------------------------------------
   John Henderson                          Lorine Sweeney
   Title: Director Healthcare              Title: President
          Information Systems

dated:  10th June 1998                  dated:  6-10-98
      -----------------------------           ----------------------------------


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EXHIBIT A

TOPIC MAPS DEVELOPMENT PHASE 1

SCOPE: Limited to exploration of application of Topic Maps, prototyping of a tool and infrastructure issues relating to the knowledge domains in ADIS and other Welters Kluwer companies.

ASSUMPTIONS:

        CONCEPT SCOPING: It is assumed that the key to this project overall, and to this first phase, is the initial concept discussions between MPower, Adis, Michel Biezunski of High Text, and Dianne Kennedy of SGML Resource Center. This is scheduled to be held in the second week of [*].

        This exercise will set out in detail the tasks for phase 1. At this stage it is assumed that the Adis thesaurus will be used as the knowledge domain.

        VERSION 1.0 PROTOTYPE: Software

        The deliverables for this prototype would consist of a WEB-based editorial tool for data entry, maintenance and display of Thesaurus/Topic Map terms. This may include the tools from High Text depending on the state of those tools. An object-server logical application design would also be delivered illustrating how the Thesaurus could be programmatically integrated into both text retrieval and other software application programs. The actual programming interfaces for the object-server would not be produced at this time.

        VERSION 1.0 PROTOTYPE: Content

        The approach toward content development is focused on the total amount of terms that are included in the prototype. It is estimated that approximately 7000 terms will need to be normalized into Topic Map term format. Key synonyms would also be included up to 1000 terms.

        The data structures for the prototype would be limited to the ADIS Thesaurus.

        A more complex initial model such as linking a logical sub-set (e.g. cardiology) of the ADIS Thesaurus to ICD-9 terms will also be explored.

        A broad drug hierarchy (therapeutic classes) design would also be included focused on generic and trade names up to 5000 terms. A sub-set of which could be inked to another terminology set (e.g. ACNs to NDCs for a sub-set population). Depending on what we decide, there may be some additional cost in licensing other terminologies if ADIS does not already have access to them.

        A rough cut on a conceptual database design which would include such possibilities as multiple industry and international standard vocabularies, and XML/SGML tagging.

* Confidential Treatment Requested

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        PEOPLE

        MPower will provide a Product Manager, highly experienced in Topic Map and vocabulary issues to lead the content elements together with a Programming Manager and other support programmers as appropriate together with overall Project Management and direction from Lorine Sweeney.

        Adis will provide key technical and editorial personnel for the initial scoping stage and meet the costs associated with the external consultants from High Text and SGML Resource Center.

        Adis would further provide 1 technical person and 1 editorial person for a period of up to 2 months from the beginning of the project to be based in Denver.

        TECHNOLOGY TOOLS AND ARCHITECTURE FOR PROOF OF CONCEPT

        The technology to be utilized for the prototype can be flexible however our preference would be the following.

        The database configuration for the final tool could be Oracle or SQL Server depending on the preference of ADIS. We would also consider developing the final business rules in C++ if that is ADIS's preference. The use of Visual Basic at the presentation layer will provide the ability to run either Windows or Net based clients.



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                               [BROWSER DIAGRAM]

                            EDITORIAL TOOL PROTOTYPE
                     MULTI-TIERED CLIENT SERVER ARCHITECTURE

PROJECT COSTS, PAYMENT AND ACCOUNTING

The project as initially scoped and costed on a hourly charge basis according to the attached spread sheets is $US [*]. This is subject to review following the initial concept meeting and may increase or decrease accordingly. However the adjusted price will be based on a pro-rata basis depending on the hours estimated following the concept meeting.

Adis will pay in stage payments each of one third, in advance, to be accounted for against timesheets for the MPower staff.

OTHER ASSUMPTIONS

        -       Operational QA only for prototype

        -       Data must be received from ADIS within 2 weeks of project start

        -       Additional costs: Purchase of Clinical Texts - $[*]

        - Out of Pocket Travel expenses for attendance at meetings are to be extra

        -       Project completion is expected to be within [*]

* Confidential Treatment Requested

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